Exhibit 99-B.8.38

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

      This Amendment to the Fund Participation Agreement ("Agreement") dated May 11, 1994, as amended, between Janus Capital Corporation, a Colorado corporation ("Janus"), and Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company") is effective as of May 1, 2000.

                                    AMENDMENT

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

      1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

      2. Schedule B of this Agreement shall be deleted and replaced with the attached Schedule B.

      3. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


AETNA LIFE INSURANCE AND
ANNUITY COMPANY

By:   /s/ Laurie LeBlanc
      ------------------

Name:     Laurie LeBlanc
Title:    Vice President


JANUS CAPITAL CORPORATION

By:   /s/ Bonnie M. Howe
      ------------------

Name:     Bonnie M. Howe
Title:    Vice President
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                                   Schedule A
                    Separate Accounts and Associated Contracts

Name of Separate Account                   Contracts Funded by Sep. Acct.
------------------------                   ------------------------------

Separate Account F                         GF-PVA-IC
                                           GFA-PVA-IC
                                           EFG-PVU-IC
                                           EGFA-PVU-IC
                                           G-CDA-ID (DCF); and
                                           Associated 401/457 Contracts

Separate Account B                         457 Contracts sold in Healthcare or
                                           Education Markets

Separate Account C                         403(b)/401/457 Contracts sold in
                                           Healthcare, Education or
                                           Government Markets

Separate Account D                         401/457 Contracts sold in Corporate
                                           Or Government Markets

Any state variation of the above referenced contracts are considered included on this Schedule A.

                                   Schedule B
                                   Janus Funds

Janus Fund
Janus Balanced Fund
Janus Flexible Income Fund
Janus Twenty Fund*
Janus Worldwide Fund

*Closed to new investors and available to Company's contract owners only through Company's existing Separate Accounts listed on Schedule A.